UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 05, 2008
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 5, 2008, TeleTech Holdings, Inc. (the “Company”) received an Additional Nasdaq Staff Determination letter in connection with the Company’s failure to file its 2007 Annual Report on Form 10-K, as required by Nasdaq Marketplace Rule 4310(c)(14) (the “March 5 Letter”). As set forth in the March 5 letter, this matter serves as an additional basis for delisting the Company’s securities.
The failure of the Company to file its Quarterly Report on Form 10-Q for the third quarter of 2007 (the “3rd Quarter Form 10-Q”) had put the Company out of compliance with the filing requirement under Nasdaq Marketplace Rule 4310(c)(14), and the Nasdaq staff had notified the Company that it was subject to being delisted. However, as set forth in a February 20, 2007 letter to the Company (the “February 20 Letter”), the Nasdaq Listing Qualifications Hearings Panel granted the Company’s request for continued listing on the Nasdaq Global Market, subject to, among other things, the Company becoming current in its filings of its periodic reports by May 12, 2008. These periodic reports would include the fiscal 2007 Form 10-K and the 3rd Quarter Form 10-Q. The February 20 Letter notes that if the Company is not able to meet the exception deadline, the Panel will issue a final determination to delist the Company’s shares and the Company would have to apply to Nasdaq for an extension of the listing exception.
TeleTech is working diligently with its current and former independent auditors to become current with its periodic filings with the Securities and Exchange Commission by May 12, 2008.
A press release issued by TeleTech on March 11, 2008, regarding the March 5 letter and setting forth additional background information, is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 11, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman
KENNETH D. TUCHMAN
Chief Executive Officer

Dated: March 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 11, 2008